UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2010

XETA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	0-16231	73-1130045
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1814 West Tacoma Street, Broken Arrow, Oklahoma	74012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 918-664-8200

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

On August 23, 2010, the Company entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Data-Com Telecommunications Inc. (“Data-Com) pursuant to which the Company will acquire the assets of Data-Com (the “Transaction”).  Data-Com is a privately held company which provides a full range of communications and networking solutions, including IP telephony, unified messaging, unified communications and managed services.  Under the terms of the Purchase Agreement, the consideration to be paid by the Company is $3,070,000 which is subject to adjustment post-closing (the “Cash Portion”), plus certain assumed liabilities of Data-Com.  Of the Cash Portion, $304,000 will be paid into escrow at closing pending post-closing confirmation of the carrying values of the assets and assumed liabilities.  The Company will also pay the owner of Data-Com $500,000 in exchange for a two-year non-compete agreement.

Consummation of the Transaction is subject to, among other conditions, (i) the consent to the assignment to the Company of Data-Com’s major customer contracts, by such customers, (ii) the consent to the assignment to the Company of Data-Com’s major vendor contracts, by such vendors, and (iii) acceptance of employment with the Company by a key Data-Com employee.  The Purchase Agreement provides for the Transaction to close on or before September 3, 2010 assuming the satisfaction of all conditions to closing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XETA Technologies, Inc.
(Registrant)

Dated: August 26, 2010	By	/s/ Robert B. Wagner
Robert B. Wagner, Chief Financial Officer